Exhibit 99.1

Blue Nile Announces Second Quarter 2015 Financial Results

Second Quarter Net Sales Increased 6.7% to $113.7 million
Second Quarter Earnings Per Diluted Share Total $0.20
Year-To-Date, the Company Repurchased 380,000 Shares

SEATTLE, August 7, 2015 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its second quarter ended July 5, 2015.
Net sales increased 6.7% to $113.7 million for the second quarter ended July 5, 2015 compared to $106.6 million for the second quarter ended June 29, 2014. Operating income for the quarter totaled $3.4 million, representing an operating margin of 3.0% of net sales, compared to $3.2 million in operating income and 3.0% operating margin for the second quarter 2014. Net income totaled $2.3 million, or $0.20 per diluted share versus $2.2 million, or $0.18 per diluted share for the second quarter 2014.
Non-GAAP adjusted EBITDA for the quarter totaled $5.7 million compared to $5.2 million for the second quarter 2014. For the trailing twelve month period ended July 5, 2015, net cash provided by operating activities totaled $16.2 million compared to $18.8 million for the trailing twelve month period ended June 29, 2014. For the trailing twelve month period ended July 5, 2015, non-GAAP free cash flow totaled $12.1 million, as compared to $13.9 million for the trailing twelve month period ended June 29, 2014.
“We made good progress on our key initiatives which delivered revenue growth and expanded profitability,” said Harvey Kanter, Blue Nile Chairman, CEO and President. “We remain committed to our strategy to further invest in marketing to drive greater awareness; to optimize analytics to refine pricing and grow our margins; and to leverage scale to source products in ways that provide exceptional quality and value to our customers. All of this drives to one goal: moving more consumers of diamonds and fine jewelry to purchase online.”
Highlights

•	U.S. engagement net sales for the second quarter 2015 increased 7.5% to $65.5 million, compared to $60.9 million for the second quarter 2014.

•	U.S. non-engagement net sales for the second quarter 2015 increased 3.5% to $28.7 million, compared to $27.7 million for the second quarter 2014.

•
International net sales for the second quarter 2015 were $19.5 million, compared to $18.0 million for the second quarter 2014, an increase of 8.9%. Excluding the impact from changes in foreign exchange rates, international net sales increased 15.3%.

•	Gross profit for the second quarter 2015 totaled $22.1 million. As a percent of net sales, gross profit was 19.4% compared to 18.9% for the second quarter 2014.

•
Selling, general and administrative expenses for the second quarter 2015 were $18.7 million, compared to $17.0 million in the second quarter 2014. Selling, general and administrative expenses included stock-based compensation expense of $1.3 million for the second quarter in 2015 and $1.1 million for the second quarter in 2014.

•
Earnings per diluted share for the second quarter 2015 was $0.20 compared to $0.18 for the second quarter 2014.  Earnings per diluted share included stock-based compensation expense of $0.07 for the second quarter 2015 and $0.05 for the second quarter 2014.

•	At the end of the second quarter 2015, cash and cash equivalents totaled $39.7 million.

•	During the second quarter 2015, Blue Nile repurchased 374,728 shares of its common stock for $10.5 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of August 7, 2015. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the third quarter of 2015 (Quarter ended October 4, 2015):

•	Net sales are expected to be between $109 million and $112 million.

•	Earnings per diluted share are projected at $0.14 to $0.17.
Expectations for the fiscal year 2015 (Year Ending January 3, 2016):

•	Net sales are expected to be between $488 million and $505 million.

•	Earnings per diluted share are projected at $0.83 to $0.93.

Blue Nile reports fiscal results on a 52/53-week format. The Company's fiscal 2014 reporting period includes 53 weeks, with an additional week falling into the fourth quarter.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to commodity prices, general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended January 4, 2015. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended July 5, 2015, which we expect to file with the Securities and Exchange Commission on or before August 14, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its second quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the “constant exchange rate basis”). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	July 5, 2015	June 29, 2014
Net income	$2,331	$2,171
Income tax expense	1,252	1,076
Other income, net	(144)	(60)
Depreciation and amortization	927	897
Stock-based compensation	1,310	1,102
Non-GAAP adjusted EBITDA	$5,676	$5,186

	Year to date ended	Year to date ended
	July 5, 2015	June 29, 2014
Net income	$3,518	$3,250
Income tax expense	1,928	1,651
Other income, net	(97)	(106)
Depreciation and amortization	1,831	1,819
Stock-based compensation	2,518	2,183
Non-GAAP adjusted EBITDA	$9,698	$8,797

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	July 5, 2015	June 29, 2014
Net cash provided by operating activities	$10,746	$5,048
Purchases of fixed assets, including internal-use
software and website development	(1,153)	(937)
Non-GAAP free cash flow	$9,593	$4,111

	Twelve months ended	Twelve months ended
	July 5, 2015	June 29, 2014
Net cash provided by operating activities	$16,231	$18,756
Purchases of fixed assets, including internal-use
software and website development	(4,158)	(4,892)
Non-GAAP free cash flow	$12,073	$13,864

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended July 5, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	8.9%	(6.4)%	15.3%
Quarter ended June 29, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	4.8%	(1.9)%	6.7%

Year to date ended July 5, 2015	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	8.6%	(7.1)%	15.7%
Year to date ended June 29, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	3.5%	(3.1)%	6.6%

About Blue Nile, Inc.
Blue Nile, Inc. is the original online jeweler. The company offers a smarter way to buy engagement rings, wedding rings, and fine jewelry by providing in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. Blue Nile has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	July 5, 2015	January 4, 2015	June 29, 2014

ASSETS
Current assets:
Cash and cash equivalents	$39,661	$91,186	$39,519
Trade accounts receivable	3,875	2,137	1,380
Other accounts receivable, net	1,262	1,571	481
Note receivable	1,200	—	—
Inventories	36,794	41,668	32,149
Deferred income taxes	1,186	1,123	588
Prepaids and other current assets	1,947	1,524	1,673
Total current assets	85,925	139,209	75,790
Property and equipment, net	10,736	10,422	10,026
Intangible assets, net	92	103	119
Deferred income taxes	3,339	3,064	4,001
Note receivable	—	2,000	2,000
Other investments	2,280	2,280	2,280
Other assets	225	256	240
Total assets	$102,597	$157,334	$94,456
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,571	$128,675	$77,125
Accrued liabilities	9,366	11,992	6,452
Current portion of long-term financing obligation	33	32	32
Current portion of deferred rent	292	292	273
Total current liabilities	91,262	140,991	83,882
Long-term financing obligation, less current portion	472	489	505
Deferred rent, less current portion	1,844	1,982	2,119
Other long-term liabilities	169	169	115
Commitments and contingencies
Stockholders’ equity:
Common stock	22	22	22
Additional paid-in capital	229,283	227,146	225,964
Accumulated other comprehensive loss	(197)	(236)	(45)
Retained earnings	107,007	103,489	97,008
Treasury stock	(327,265)	(316,718)	(315,114)
Total stockholders’ equity	8,850	13,703	7,835
Total liabilities and stockholders’ equity	$102,597	$157,334	$94,456

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	July 5, 2015	June 29, 2014	July 5, 2015	June 29, 2014
Net sales	$113,693	$106,571	$220,140	$210,297
Cost of sales	91,604	86,404	178,078	171,005
Gross profit	22,089	20,167	42,062	39,292
Selling, general and administrative expenses	18,650	16,980	36,713	34,497
Operating income	3,439	3,187	5,349	4,795
Other income, net
Interest income, net	28	24	64	72
Other income, net	116	36	33	34
Total other income, net	144	60	97	106
Income before income taxes	3,583	3,247	5,446	4,901
Income tax expense	1,252	1,076	1,928	1,651
Net income	$2,331	$2,171	$3,518	$3,250
Basic net income per share	$0.20	$0.18	$0.30	$0.26
Diluted net income per share	$0.20	$0.18	$0.30	$0.26

Shares used for computation (in thousands):
Basic	11,728	12,099	11,798	12,450
Diluted	11,761	12,139	11,849	12,532

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	July 5, 2015	June 29, 2014
Operating activities:
Net income	$3,518	$3,250
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,831	1,819
Stock-based compensation	2,538	2,223
Deferred income taxes	(338)	1,919
Tax deficiency from share-based awards	(183)	(1,609)
Excess tax benefit from share-based awards	—	(173)
Changes in assets and liabilities:
Receivables	(1,428)	1,665
Inventories	4,874	2,381
Prepaid federal income taxes	—	247
Prepaid expenses and other assets	(392)	(349)
Accounts payable	(47,394)	(45,720)
Accrued liabilities	(2,626)	(4,299)
Deferred rent and other	(138)	(115)
Net cash used in operating activities	(39,738)	(38,761)
Investing activities:
Purchases of property and equipment	(1,952)	(1,565)
Payments received on note receivable	800	—
Net cash used in investing activities	(1,152)	(1,565)
Financing activities:
Repurchase of common stock	(10,279)	(38,212)
Proceeds from stock option exercises	—	2,255
Taxes paid for net share settlement of equity awards	(282)	(214)
Excess tax benefit from share-based awards	—	173
Principal payments under long-term financing obligation	(16)	(88)
Net cash used in financing activities	(10,577)	(36,086)

Effect of exchange rate changes on cash and cash equivalents	(58)	(11)

Net decrease in cash and cash equivalents	(51,525)	(76,423)

Cash and cash equivalents, beginning of period	91,186	115,942
Cash and cash equivalents, end of period	$39,661	$39,519

	Year to date ended
	July 5, 2015	June 29, 2014
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,020	$992
Non-cash investing and financing activities:
Unsettled repurchases of common stock	$268	$492